UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) : March 7, 2024

FOUR CORNERS PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-37538	47-4456296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Redwood Highway, Suite 3215, Mill Valley, California 94941
(Address of principal executive offices, including zip code)
(415) 965-8030
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.0001 par value per share	FCPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2024, Four Corners Property Trust, Inc. (the “Company”) announced planned senior leadership changes. Gerald R. Morgan, the Chief Financial Officer of the Company, will retire from employment with the Company as the Chief Financial Officer effective as of May 3, 2024 (such date, the “Effective Date”). In connection with Mr. Morgan’s retirement, subject to his appointment by the Company’s Board of Directors, Patrick L. Wernig, the Company’s current Managing Director of Acquisitions, will be appointed as the Company’s Chief Financial Officer on or about the Effective Date.

Mr. Wernig currently serves as the Company’s Managing Director of Acquisitions. Mr. Wernig has served in such role since 2022 and has been with the Company since 2016. Mr. Wernig previously served as an Associate, Investment Banking, at JPMorgan Chase & Co. ("J.P. Morgan") from 2013 to 2016 where he worked on Darden Restaurants’ real estate monetization effort, including the eventual creation and spin off of the Company. Additionally, Mr. Wernig covered numerous net lease clients, assisting with advisory projects and capital raising across asset classes. Prior to joining J.P. Morgan, Mr. Wernig served as an equity research analyst at Barclays Capital from 2009 to 2011.

Transition Agreement with Gerald R. Morgan

In connection with Mr. Morgan’s retirement as the Company’s Chief Financial Officer, the Company and Mr. Morgan entered into a Transition Agreement (the “Transition Agreement”), which, effective as of May 3, 2024, will supersede the employment agreement that Mr. Morgan previously entered into with the Company.

Under the Transition Agreement, effective as of May 3, 2024, Mr. Morgan will become the Company’s Advisor and will remain in this part-time employment position until October 31, 2024 (unless his employment is earlier terminated in accordance with the Transition Agreement). During this period, Mr. Morgan will be entitled to receive the following payments and benefits: (i) a base salary in the amount of $50,000 per month and (ii) continued vesting of his outstanding Company equity awards. In addition, Mr. Morgan will be eligible to earn an annual cash bonus for the Company’s fiscal year 2024, pro-rated for the period in which Mr. Morgan was employed as the Company’s Chief Financial Officer.

On November 1, 2024, Mr. Morgan will become a consultant of the Company and will remain in service with the Company until February 28, 2026 (unless his service is earlier terminated in accordance with the Transition Agreement). During this period, Mr. Morgan will be entitled to receive the following payments and benefits: (i) a consulting fee in the amount of $8,000 per month, (ii) continued vesting of his outstanding Company equity awards and (iii) Company-paid healthcare coverage.

Under the Transition Agreement, on a termination of Mr. Morgan’s employment or service by the Company without “cause” (as defined in the Transition Agreement), Mr. Morgan will be entitled to receive the following payments and benefits:

a.any remaining base salary and/or consulting fee that would have been earned by Mr. Morgan had he remained in service with the Company through February 28, 2026;

b.accelerated vesting of all Company equity awards held by Mr. Morgan as of the termination date, with the performance-based equity awards vesting in accordance with applicable award agreements; and

c.Company-paid continued healthcare coverage during the period commencing on the termination date and ending on February 28, 2026.

The payments and benefits described above are subject to Mr. Morgan’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary restrictive covenants, and are in addition to any accrued amounts or any earned but unpaid consulting fees.

In addition, under the Transition Agreement, Mr. Morgan acknowledged and agreed to continue to comply with his existing restrictive covenant arrangements with the Company.

The foregoing general description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amended and Restated Employment Agreements

On March 7, 2024, the Company’s Board of Directors approved entering into amended and restated employment agreements (the “A&R Employment Agreements”) with the Company’s Chief Executive Officer, William H. Lenehan and Chief Operations Officer, General Counsel and Secretary, James L. Brat (collectively, the “Executives”). The A&R Employment Agreements amend and restate the employment agreements that the Executives previously entered into with the Company. The material changes under the A&R Employment Agreements are as follows:

a.The A&R Employment Agreements extend the initial term of the agreements from April 30, 2024 to the first anniversary of the effective date of each of the A&R Employment Agreements.

b.The A&R Employment Agreements set forth each Executive’s “target” annual bonus and “target” annual equity-based award opportunity (as set forth in the table below).

c.The A&R Employment Agreements clarify that the Executives are eligible to receive a pro-rated annual bonus in connection with any qualifying termination of their employment, including in connection with non-renewal of the A&R Employment Agreement by the Company.

d.The A&R Employment Agreements clarify that the Executives are eligible to receive enhanced change in control severance in connection with non-renewal of the A&R Employment Agreement by the Company.

The A&R Employment Agreements memorialize the Executives’ 2024 annual base salaries, target annual bonus opportunities and target annual equity-based award opportunities, as set forth in the table below.

	Base Salary	“Target” Bonus (% of Base Salary)	“Target” Equity-Based Award
William H. Lenehan	$690,100	125%	$2,959,706
James L. Brat	$448,050	65%	$618,000

The foregoing general description of the A&R Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the A&R Employment Agreements, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Transition Agreement, dated March 7, 2024, by and between Four Corners Property Trust, Inc. and Gerald R. Morgan
10.2	Amended and Restated Employment Agreement, dated March 7, 2024, by and between Four Corners Property Trust, Inc. and William H. Lenehan
10.3	Amended and Restated Employment Agreement, dated March 7, 2024, by and between Four Corners Property Trust, Inc. and James L. Brat
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ JAMES L. BRAT
James L. Brat Chief Operations Officer, General Counsel, and Secretary
Date: March 7, 2024